AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2000

                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE

                             SECURITIES ACT OF 1933

                              ELOYALTY CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


                DELAWARE                                 36-4304577
      (State or Other Jurisdiction                    (I.R.S. Employer
   of Incorporation or Organization)               Identification Number)

        205 NORTH MICHIGAN AVENUE                           60601
               SUITE 1500                                 (Zip Code)
            CHICAGO, ILLINOIS
(Address of Principle Executive Offices)

                 ELOYALTY CORPORATION 1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                KELLY D. CONWAY
                     President and Chief Executive Officer
                              eLoyalty Corporation
                           205 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60601
                                 (312) 228-4500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
   Title of Each Class of          Amount to be             Proposed Maximum          Proposed Maximum       Amount of Registration
      Securities to be              Registered          Offering Price Per Unit      Aggregate Offering                Fee
         Registered                                                                         Price
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.01          20,000,000 shares            $17.66773(1)             $353,354,600(1)              $93,286
         par value
------------------------------------------------------------------------------------------------------------------------------------
      Preferred Stock            20,000,000 rights                 (2)                       (2)                       (2)
       Purchase Rights
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average option price of shares subject to outstanding options, and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock as traded on a when issued basis and reported in the consolidated reporting system on February 10, 2000.

(2) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed (File Number 0-27975) with the Securities and Exchange Commission (the "Commission") by eLoyalty Corporation (the "Company") are incorporated herein by reference:

         (a) The Information Statement/Prospectus dated February 8, 2000 and contained in the Registration Statement on Form S-1 filed by the Company with the Commission (Registration No. 333-94293); and

         (b) The description of the Common Stock, $.01 par value, of the Company (the "Common Stock") and the description of the Preferred Stock Purchase Rights of the Company (the "Rights") associated with the Common Stock, contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 20, 2000, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal,

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administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Company's bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Certificate of Incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws permit such indemnification.

         In accordance with Section 102(b)(7) of the DGCL, the Company's amended Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the company or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL(unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

         The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the company cannot directly provide indemnification under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

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ITEM 8.  EXHIBITS

Exhibit
Number      Description of Exhibit
------      ----------------------

4.1         Certificate of Incorporation of the Company, as amended, filed as
            Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-94293) (the "S-1"), is incorporated herein by reference.

4.2 Bylaws of the Company, filed as Exhibit 3.2 to the S-1, are incorporated herein by reference.

4.3 eLoyalty Corporation 1999 Stock Incentive Plan and Amendment Number One thereto, filed as Exhibit 10.1 to the S-1, are incorporated herein by reference.

4.4 Form of Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 4.1 to the S-1, is incorporated herein by reference.

*5 Opinion of Sidley & Austin as to the legality of the securities being registered.

*23.1 Consent of PricewaterhouseCoopers LLP, Chicago, Illinois, Independent Accountants.

*23.2 Consent of PricewaterhouseCoopers LLP, Boston Massachusetts, Independent Accountants.

*23.3 Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*24.1       Power of Attorney from John T. Kohler, Director

*24.2       Power of Attorney from Michael J. Murray, Director

*24.3       Power of Attorney from John R. Purcell, Director

*24.4       Power of Attorney from Michael R. Zucchini, Director

---------------------

*        Filed herewith.


ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such

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indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 9th day of February, 2000.

                                            ELOYALTY CORPORATION



                                            By: Kelly D. Conway
                                                --------------------------------
                                                Kelly D. Conway
                                                President and Chief Executive
Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 9th day of February, 2000.

Name                           Capacity

Kelly D. Conway            Director, President and Chief Executive Officer
--------------------------
Kelly D. Conway                (principal executive officer)

Timothy J. Cunningham      Senior Vice President and Chief Financial Officer
--------------------------
Timothy J. Cunningham          (principal financial officer and principal
                                accounting officer)

           *                   Director
--------------------------
John T. Kohler

           *                   Director
--------------------------
Michael J. Murray

           *                   Director
--------------------------
John R. Purcell

           *                   Director
--------------------------
Michael R. Zucchini

*By  Timothy J. Cunningham
     ---------------------------------------
     Timothy J. Cunningham, Attorney-in-Fact

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number     Description of Exhibit
------     ----------------------

4.1        Certificate of Incorporation of the Company, as amended, filed as
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-94293) (the "S-1"), is incorporated herein by reference.

4.2 Bylaws of the Company, filed as Exhibit 3.2 to the S-1, are incorporated herein by reference.

4.3 eLoyalty Corporation 1999 Stock Incentive Plan and Amendment Number One thereto, filed as Exhibit 10.1 to the S-1, are incorporated herein by reference.

4.4 Form of Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, filed as Exhibit 4.1 to the S-1, is incorporated herein by reference.

*5 Opinion of Sidley & Austin as to the legality of the securities being registered.

*23.1 Consent of PricewaterhouseCoopers LLP, Chicago, Illinois, Independent Accountants.

*23.2 Consent of PricewaterhouseCoopers LLP, Boston Massachusetts, Independent Accountants.

*23.3 Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*24.1      Power of Attorney from John T. Kohler, Director

*24.2      Power of Attorney from Michael J. Murray, Director

*24.3      Power of Attorney from John R. Purcell, Director

*24.4      Power of Attorney from Michael R. Zucchini, Director

---------------------

*        Filed herewith.